                                                                       EXHIBIT 1


                            CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of October
                                             ---------
__, 1999, among Continental Illinois Venture Corporation, a Delaware corporation ("Contributor"), CIVC Fund, L.P., a Delaware limited partnership
  -----------
("Contributee"), CIVC SBIC Fund, LLC, a Delaware limited liability company
  -----------
("SBIC Contributee"), CIVC Partners, LLC, a Delaware limited liability company
  ----------------
("General Partner"), and BankAmerica Investment Corporation, a Delaware
  ---------------
corporation ("BAIC").  Contributor, Contributee, SBIC Contributee, General
              ----
Partner and BAIC are referred to herein collectively as the "Parties" and each
                                                             -------
individually as a "Party."  Except as otherwise indicated herein, capitalized
                   -----
terms used herein shall have the meanings given to such terms in the Partnership Agreement (as defined in Section 1B below)
                         ----------

          On the terms and subject to the conditions set forth in this Agreement, Contributor desires to contribute to Contributee the portfolio company securities described on Exhibit A hereto, and, in exchange therefor,
                                ---------
Contributee desires to issue to Contributor a 15.99% interest in the Contributee as a limited partner. Immediately following such contribution, Contributee shall contribute such portfolio company securities to SBIC Contributee, its wholly-owned subsidiary.

          The parties hereto agree as follows:

          Section 1.  Contribution of Assets in Exchange for LP Interest.
                      --------------------------------------------------

          lA.   Contribution of Contributed Securities.  On the terms and
                --------------------------------------
subject to the conditions contained in this Agreement, Contributor hereby contributes, conveys, assigns, transfers and delivers to Contributee, all of its rights, titles and interests of every kind and nature in the portfolio company securities described on Exhibit A hereto (the "Contributed Securities"), which
                        ---------               ----------------------
contribution shall, in the case of any portfolio company designated with an asterisk on Exhibit A hereto, be effective upon receipt of the required consent
            ---------
with respect thereto.

          1B.   Authorization of LP Interest. The Contributee shall authorize
                ----------------------------
the issuance to Contributor of a 15.99% interest in the Contributee as a limited partner (the "LP Interest"), having the rights and preferences set forth in the
              -----------
Agreement of Limited Partnership of the Contributee (the "Partnership
                                                          -----------
Agreement") in the form set forth in Exhibit B attached hereto.
---------                            ---------

          1C.   Closing.  The closing of the contribution of Contributed
                -------
Securities to Contributee in exchange for the LP Interest (the "Closing") shall
                                                                -------
take place at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois at 10:00 a.m. on the date hereof. At the Closing, subject to the conditions contained in this Agreement, Contributor shall contribute to Contributee the Contributed Securities in accordance with Section 1A, and in
                                                          ----------
exchange therefor, Contributee shall issue to Contributor the LP Interest.

          1D.   Admission of Contributor. General Partner and BAIC, constituting
                ------------------------
all Partners of the Fund, hereby consent to the admission of Contributor as a Limited Partner of the

Fund with respect to the LP Interest for all purposes under the Partnership Agreement and applicable law.

          Section 2.  Contribution of Assets to SBIC Contributee.
                      ------------------------------------------

          2A.   Contribution of Contributed Securities.  On the terms and
                --------------------------------------
subject to the conditions contained in this Agreement, immediately following consummation of the transactions contemplated by Section 1 above, Contributee
                                                 ---------
shall contribute, convey, assign, transfer and deliver to SBIC Contributee, its wholly-owned subsidiary, all of its rights, titles and interests of every kind and nature in the Contributed Securities, which contribution shall, in the case of any portfolio company designated with an asterisk on Exhibit A hereto, be
                                                        ---------
effective upon receipt of the required consent with respect thereto.

          2B.   Second Closing.  The closing of the contribution of Contributed
                --------------
Securities from Contributee to SBIC Contributee (the "Second Closing") shall
                                                      --------------
take place at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois at immediately following consummation of the transactions contemplated by Section 1 above on the date hereof. At the Second Closing, subject to the
   ---------
conditions contained in this Agreement, Contributee shall contribute to SBIC Contributee, its wholly-owned subsidiary the Contributed Securities in accordance with Section 2A.
                ----------

          Section 3.     Representations and Warranties. Each Party hereby makes
                         ------------------------------
the following representations and warranties (in each case, only as to itself) to each other Party hereto:

                 (i)     Organization. Such Party is a corporation, limited
                         ------------
partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the State of Delaware.

                 (ii)    Authorization; Enforceability. Such Party has full
                         -----------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

                 (iii)   Title to Securities.  In the case of Contributor only,
                         -------------------
Contributor has valid title to the Contributed Securities described on Exhibit A
                                                                       ---------
to be contributed to the Contributee pursuant to this Agreement, and none of the Contributed Securities are subject to any lien, security interest, encumbrance.

                 (iv)    No Conflicts. The execution and delivery of this
                         ------------
Agreement, the consummation of the transactions contemplated hereby and the performance of such Party's obligations hereunder will not conflict with or result in a violation of or default under any provision of any Portfolio Company Document (as defined in Section 5 below) or any other agreement, document, or
                        ---------
instrument to which such Party is a party or any judgment, decree, order, statute, rule or regulation to which such Party is subject.

     Section 4.  Additional Agreements; Covenants After Closing.
                 -----------------------------------------------

          4A.    Mutual Assistance and Records. Each Party agrees that it will
                 -----------------------------
cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by it and any other Party hereto in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Subsequent to the Closing, each Party, at its own cost, will assist each other Party (including by the retention of records and the provision of access to relevant records) in the preparation of their respective tax returns and the filing and execution of tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. Each Party shall be afforded access to and the right to copy such records in the hands of any other Party during normal business hours, at the expense of the person requesting access.

          4B.    Further Transfers. Contributor will execute and deliver such
                 -----------------
further instruments of conveyance and transfer and take such additional action as Contributee or SBIC Contributee may reasonably request to effect, consummate, confirm or evidence the transfer to Contributee and the subsequent transfer to SBIC Contributee of the Contributed Securities. Contributor will execute such documents as may be necessary to assist Contributee or SBIC Contributee in preserving or perfecting its rights in the Contributed Securities.

     Section 5.  Portfolio Company Documents.  By accepting the Contributed
                 ---------------------------
Securities contributed to it pursuant to this Agreement, SBIC Contributee agrees to be bound by all of the obligations of, and entitled to all of the benefits under, each of the documents listed on Exhibit C hereto (each, a "Portfolio
                                       ---------                  ---------
Company Document"), in each case, (i) in such capacity as Contributor was bound
----------------
immediately prior to its contribution of the Contributed Securities contributed under this Agreement (which capacity is, in each case, listed opposite the name of the corresponding Portfolio Company Document on Exhibit C hereto) and (ii) as
                                                   ---------
of the date on which such Portfolio Company Document was originally executed by the Contributor; provided, however, that, in the case of any Portfolio Company
                 --------
Documents pertaining to a portfolio company designated with an asterisk on Exhibit A hereto, the SBIC Contributee shall not be bound until such time as the
---------
required consents have been obtained. In connection with the foregoing, SBIC Contributee hereby agrees to execute a counterpart signature page to each Portfolio Company Document simultaneously with the execution hereof in a form reasonably satisfactory to the Contributor.

     Section 6.  Miscellaneous.
                 -------------

          6A.    Remedies.  Each Party hereto shall have all rights and remedies
                 --------
set forth in this Agreement and the Partnership Agreement and all rights and remedies which such Party has been granted at any time under any other agreement or contract and all of the rights which such Party has under any law. Any Party shall be entitled to enforce its rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          6B.    Consent to Amendment.  Except as otherwise expressly provided
                 --------------------
herein, the provisions of this Agreement may be amended only with the prior written consent of each Party. No other course of dealing between any of the Parties hereto or any delay in exercising any rights hereunder or under the Partnership Agreement shall operate as a waiver of any rights of any party hereto.

          6C.    Successors and Assigns.  Except as otherwise expressly provided
                 ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for Contributee's or SBIC Contributee's benefit as a purchaser or holder of the LP Interest are also for the benefit of, and enforceable by, any subsequent holder of such the LP Interest.

          6D.    Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6E.    Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6F.    Descriptive Heading; Interpretation.  The descriptive headings
                 -----------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          6G.    Governing Law.  Except for matters governed by federal law, all
                 -------------
other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          6H.    Notices.  Except as expressly set forth to the contrary in this
                 -------
Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and shall be deemed delivered:
(i) upon delivery if delivered in person; (ii) three (3) business days after deposit in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested; (iii) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail (provided that confirmation of such overnight delivery is received); or (iv) one
(1) business day after deposit with a reputable overnight courier (provided that confirmation of such overnight delivery is received). Such notices, demands and other communications shall be sent to each party at the address or telecopy number indicated below:

                     If to Contributor or General Partner:
                     ------------------------------------

                     c/o Continental Illinois Venture Corporation
                     231 South LaSalle Street
                     Chicago, Illinois 60697
                     Attention: Christopher J. Perry

                     If to Contributee or SBIC Contributee:
                     -------------------------------------

                     c/o CIVC Fund, L.P.
                     231 South LaSalle Street
                     Chicago, IL 60697
                     Attention: Christopher J. Perry

                     If to BAIC :
                     ----------

                     BankAmerica Investment Corporation
                     231 South LaSalle Street
                     Chicago, IL 60697
                     Attention: Terry E. Perucca
                                Michael J. Hornig

or to such other address or telecopy number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


                                  * * * * * *

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                CONTINENTAL ILLINOIS
                                VENTURE CORPORATION


                                By:  /s/ Marcus D. Wedner
                                     -------------------------------
                                Its: Managing Director
                                     -------------------------------

                                CIVC FUND, L.P.


                                By:  CIVC Partners, LLC
                                Its:  General Partner

                                By:  /s/ Marcus D. Wedner
                                     -------------------------------
                                Its: Manager
                                     -------------------------------

                                CIVC SBIC FUND, LLC

                                By: CIVC Fund, L.P.
                                Its: Managing Member

                                By:  CIVC Partners, LLC
                                Its:  General Partner


                                By:  /s/ Marcus D. Wedner
                                     -------------------------------
                                Its: Manager
                                     -------------------------------


                                CIVC PARTNERS, LLC


                                By:  /s/ Marcus D. Wedner
                                     -------------------------------
                                Its: Manager
                                     -------------------------------

                                BANKAMERICA INVESTMENT CORPORATION

                                By:  /s/ Michael J. Hornig
                                     -------------------------------
                                Its: Vice President
                                     -------------------------------


                                   EXHIBIT A
                                   ---------


                     Date of CIVC
Portfolio Company    Investment    Securities Held      Book Value        Fair Value
NSP Holdings         10/2/98       891,945.6 Class A    $ 5,250,000.00    $ 5,250,000.00
L.L.C.*                            membership units

                                   891,945.6 Preferred  $ 9,750,000.00    $ 9,750,000.00
                                   membership units

K&K Screw            1/13/99    3,757,022 voting           $ 3,757,022.00      $ 3,757,022.00
Products, LLC                   membership units

                                10,645,461                 $10,645,461.00      $10,645,461.00
                                non-voting
                                membership units

General Roofing      1/4/99     12% Senior                 $17,240,000.00      $17,240,000.00
Services, Inc.                  Subordinated Note
                                (due 1/4/06)
                                                           $17,240,000.00      $17,240,000.00
                                1,915,555.54 shares
                                of Class A
                                convertible
                                preferred stock

Factual Data         03/30/99   1,096,755 shares of        $ 8,870,001.53      $ 8,870,001.53
Corporation                     common stock

Grapevine            9/30/99    11.7% membership           $ 7,600,000.00      $ 7,600,000.00
Television, LLC                 interest
TOTAL:                                                     $80,352,484.53      $80,352,484.53



                                   EXHIBIT B
                                   ---------

                      See attached Partnership Agreement


                                   EXHIBIT C
                                   ---------


NSP Holdings L.L.C.
-------------------

      . Limited Liability Company Agreement of NSP Holdings L.L.C., entered into and adopted on October 2, 1998.

      . Registration Rights Agreement, made as of October 2, 1998, by and among NSP Holdings L.L.C. and the Persons listed on the signature pages thereto.

      . Escrow Agreement, made as of October 2, 1998, by and among NSP Holdings L.L.C. and the other parties named therein.

K&K Screw Products, LLC
-----------------------

      . Operating Agreement of K&K Screw Products Acquisition, L.L.C., made effective as of January 13, 1999.

General Roofing Services, Inc.
------------------------------

      . Purchase Agreement, made as of January 4, 1999, between General Roofing Services, Inc. and the Persons listed on the Schedule of Purchasers attached thereto.

      . Stockholders Agreement, made as of January 4, 1999, between General Roofing Services, Inc., each investor listed on the Schedule of Investors attached thereto, and each founding stockholder listed on the Schedule of Founders attached thereto.

      . Registration Agreement, made as of January 4, 1999, between General Roofing Services, Inc., and the persons listed on the Schedule of Investors attached thereto.

Factual Data Corporation
------------------------

      .  Investors Agreement of Factual Data Corporation, dated March 25, 1999.

      .  Registration Rights Agreement of Factual Data, dated March 25, 1999.

Grapevine Television, LLC
-------------------------

      . Amended and Restated Limited Liability Company Agreement, dated as of September 30, 1999.


      . Asset Management Advisory Agreement, dated and effective as of September 30, 1999, by and among Grapevine Television, LLC, BCI Partners, Inc., Continental Illinois Venture Corporation, CIVC Partners III and First Union Capital BCI Partners, Inc.

Other
-----

      . 1999 Nominee and Joint Sharing Investment Agreement, dated as of January 13, 1999, by Continental Illinois Venture Corporation, Tangram Partners, Incorporated, Andrew Bahnfleth and David Dolan.